Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. TO PRESENT DATA ON

XIAFLEX® AT THE FALL SCIENTIFIC MEETING OF THE SEXUAL MEDICINE SOCIETY OF NORTH AMERICA

—Multiple Studies of XIAFLEX for the Potential Treatment of Peyronie’s Disease to be Presented—

CHESTERBROOK, Pa., November 20, 2013 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully-integrated specialty biopharmaceutical company, today announced that data evaluating the use of XIAFLEX® (collagenase clostridium histolyticum or CCH) for the potential treatment of Peyronie’s disease, will be presented at the upcoming 19th Annual Fall Scientific Meeting of the Sexual Medicine Society of North America (SMSNA) being held in New Orleans, LA, from November 21-24, 2013.

Poster presentations on XIAFLEX will include new analyses from the pivotal Phase 3 IMPRESS (The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies) trials which evaluated XIAFLEX for the treatment of Peyronie’s disease.  The Company’s supplemental Biologics License Applications (sBLA) for XIAFLEX, for the treatment of PD is currently under review at the Food and Drug Administration (FDA).  The Prescription Drug User Fee Act (PDUFA) review date is December 6, 2013.

“The data presented at this year’s SMSNA demonstrate Auxilium’s ongoing commitment to improving the health of men,” said Adrian Adams, Chief Executive Officer and President of Auxilium Pharmaceuticals.  “XIAFLEX remains a cornerstone of our men’s healthcare portfolio and we look forward to sharing the latest data with the scientific community.”

Data to be presented on XIAFLEX include:

•                  Phase 3, Open-Label Study of the Safety and Effectiveness of Collagenase Clostridium Histolyticum in Men with Peyronie’s Disease (Session XVI A — Concurrent Moderated Posters — Poster Session VI — Peyronie’s & Cosmesis, Saturday, November 23 at 3:00 p.m. CST, Vieux Carre B Room)

•                  Clinical Evaluation of Treatment of Peyronie’s Disease with Collagenase Clostridium Histolyticum: Analysis of Penile Curvature Deformity by Duration of Disease and Plaque Calcification (Session XVI A — Concurrent Moderated Posters — Poster Session VI — Peyronie’s & Cosmesis, Saturday, November 23 at 3:15 p.m. CST, Vieux Carre B Room)

•                  Clinical Efficacy of Collagenase Clostridium Histolyticum in the Treatment of Peyronie’s Disease by Baseline Penile Curvature Severity Stratum: Results from Two Large Double-Blind, Randomized, Placebo-Controlled Phase 3 Studies (Session XVI A — Concurrent Moderated Posters — Poster Session VI — Peyronie’s & Cosmesis, Saturday, November 23 at 2:45 p.m. CST, Vieux Carre B Room.)

•                  Integrated Safety Profile of Collagenase Clostridium Histolyticum in Clinical Studies Evaluating the Treatment of Peyronie’s Disease (Session XVI A — Concurrent Moderated Posters — Poster Session VI — Peyronie’s & Cosmesis, Saturday, November 23 at 3:20 p.m. CST, Vieux Carre B Room)

•                  Clinical Outcomes of Collagenase Clostridium Histolyticum in the Treatment of Subjects with Peyronie’s Disease by Subgroups: Two Large Double-Blind, Randomized, Placebo-Controlled Phase 3 Studies (Session XVI A — Concurrent Moderated Posters — Poster Session VI — Peyronie’s & Cosmesis, Saturday, November 23 at 3:45 p.m. CST, Vieux Carre B Room)

•                  Safety Profile of Collagenase Clostridium Histolyticum in the Treatment of Peyronie’s Disease When Penile Curvature >30 Degrees or ☐30 Degrees: Two Double-Blind, Randomized, Placebo-Controlled Phase 3 Studies (Session XVI A — Concurrent Moderated Posters — Poster Session VI — Peyronie’s & Cosmesis, Saturday, November 23 at 3:05 p.m. CST, Vieux Carre B Room)

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum or CCH) is made up of two enzymes (AUX I and AUX II) that are thought to work together to break down collagen.  XIAFLEX is approved in the U.S., EU, Canada, and Australia for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord.  A sBLA for XIAFLEX for the treatment of Peyronie’s disease (PD) has been submitted to the FDA.  Additionally, CCH is currently being studied in clinical trials in the following collagen-related conditions: frozen shoulder syndrome (Phase 2), cellulite (Phase 2), and lipoma (Phase 2).  XIAFLEX has been granted orphan status in the U.S. by the FDA for DC and PD.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.  Auxilium markets Testim (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX (collagenase clostridium histolyticum (CCH) for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Swedish Orphan Biovitrium AB has marketing rights for XIAPEX (the EU tradename for CCH) in 71 Eurasian and African countries.  Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium also markets TESTOPEL, a long-acting implantable testosterone replacement therapy, Edex, the leading branded non-oral drug for erectile dysfunction, Striant®, a buccal system for testosterone delivery, Osbon ErecAid®, the leading device for aiding erectile dysfunction, and also has a non-promoted respiratory franchise, including Theo-24® and Semprex®-D, along with three other non-promoted products, in the U.S.  Auxilium has exclusive marketing rights in the U.S. and Canada for STENDRA, an oral erectile dysfunction therapy.  Auxilium has three projects in clinical development.  XIAFLEX is currently under regulatory review by the U.S. FDA for the treatment of Peyronie’s disease.  CCH is in Phase 2 of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and Phase 2 of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).  Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions, and include statements about the Company’s strategic focus, the Company’s plans to present XIAFLEX data and the data to be presented at the SMSNA Fall meeting, the efficacy and timing of onset of action of XIAFLEX, and the Company’s product candidates and new indications for existing products in development. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

James E. Fickenscher / CFO	Nichol Ochsner/ Senior Director, IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	nochsner@auxilium.com